Calculation of Filing Fee Tables
Rule 424(i)
ProShares Trust II
#	Data Element	Values
1.	Name of the issuer	ProShares Trust II
2.	Business address of Issuer	7272 WISCONSIN AVENUE , 21ST FLOOR , BETHESDA , MD 20814
3.	Securities Act file number(s) of the registration statement(s) associated with the offering	333-284921
4.	If applicable, the date on which the issuer ceased operations or was deemed to cease operations, pursuant to Rule 456(d)(4)	NA
5.	Last day of the fiscal year for the issuer for which the prospectus is filed	12/31/2025
Calculation of Registration Fee:
6.	Name of the securities for which the prospectus is filed	ProSharesVIXMid-TermFuturesETF ProSharesUltraBloombergNaturalGas ProSharesUltraShortBloombergNaturalGas ProSharesUltraShortSilver ProSharesUltraShortGold ProSharesUltraEuro ProSharesUltraShortEuro ProSharesUltraYen ProSharesUltraShortYen
7.	Aggregate sale price of securities sold during the fiscal year	$ 6,255,018,902.00
8.	Aggregate redemption or repurchase price of securities redeemed or repurchased during the fiscal year	$ 5,929,844,408.00
9.	Aggregate redemption or repurchase price of securities redeemed or repurchased during any prior fiscal year ending no earlier than August 1, 2021, that were not used previously to reduce registration fees payable to the Commission	$ 0.00
10.	Net sales amount	$ 325,174,494.00
11.	Amount of redemption credits available for use in future years to offset sales	$ 0.00
12.	Fee Rate (multiplier for determining registration fee)	0.0001381
13.	Registration fee due (exclusive of any interest due)	$ 44,906.60
14.	Fee Note	(1) Pursuant to Rule 457(p) under the Securities Act, when registration fees become due under Rule 456(d), the registration fee for the Common Units of Beneficial Interest will be partially offset by the registration fee associated with unsold securities registered pursuant to that certain registration statement on Form S-3 (File No. 333-259576) initially filed by ProShares Trust II, on behalf of ProShares VIX Short-Term Futures ETF (VIXY), ProShares Ultra VIX Short-Term Futures ETF (UVXY) and ProShares Short VIX Short-Term Futures ETF (SVXY), on September 15, 2021 (the "Prior S-3 Registration Statement"). As a result, the following amount is available to partially offset filing fees due under Rule 456(d) with regard to any of the Trust's series as they become due: $588,009. $44,906.60, representing the fee due with regard to the Trust's series covered by this 424I filing, is offset against such amount. The remaining amount of $543,102 is available and will be applied to partially offset filing fees due under Rule 456(d) with regard to any of the Trust's series as they become due. (2) In addition to the amount reported above, ProShares Trust II has a general credit of $273,490, which will be used by the Trust in the future to partially offset filing fees due under Rule 456(d) with regard to any of the Trust's series as they become due.
Fees Summary:
15.	Total Registration Fees (exclusive of any interest due)	$ 44,906.60
16.	Interest due pursuant to Rule 456(d)(5) if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	$ 0.00
17.	Total amount of registration fee due, including any interest due, if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year	$ 44,906.60
18.	Total Fee Offsets	$ 44,906.60
19.	Net amount of registration fee due (including any interest due if the prospectus is being filed more than 90 days after the end of the issuer's fiscal year) after offsets	$ 0.00
457(p) Fee Offset Claims ☐Not Applicable
18.a Name of the registrant that filed the earlier registration statement from which the filing fee is offset	18.b File Number of the earlier registration statement from which the filing fee is offset	18.c Initial filing date of the earlier registration statement	18.d Amount of the previously paid filing fee to be offset against the currently due filing fee	18.e Amount of unsold Securities Associated with Fee Offset Claimed	18.f Amount of unsold Aggregate Offering Amount Associated with Fee Offset Claimed
ProShares Trust II	333-259576	09/15/2021	$ 44,906.60		$ 411,609,532.54
18.g Statement that the registrant has: (i) Withdrawn the prior registration statement; or (ii) Terminated or completed any offering that included the unsold securities associated with the claimed offset under the prior registration statement	The registrant has withdrawn the prior registration statement on Form S-3 (File No. 333-259576) initially filed by ProShares Trust II, on behalf of ProShares VIX Short-Term Futures ETF (VIXY), ProShares Ultra VIX Short-Term Futures ETF (UVXY) and ProShares Short VIX Short-Term Futures ETF (SVXY), on September 15, 2021.